Exhibit 10.2
Franchise Provincial General Distributorship Contract
Franchisor:                                                             (hereinafter “Party A”)
Franchisee:                                                             (hereinafter “Party B”)
Guarantor:
In accordance with the relevant provisions of the Contract Law of the People’s Republic of China and the Trademark Law of the People’s Republic of China, Party A and Party B enter into this contract (this “Contract”) for purpose of confirming the rights and obligations of both parties in respect of the scheduled provincial distributorship of the “Xiniya” series apparel of Fujian Xiniya Garments and Weaving Co., Ltd..
Article 1 Territory
Party A hereby appoints Party B to be its franchise general distributor in [name of the province] (“Territory”) to distribute the casual apparel marked under “Xiniya” brand (the “Product”) of Party A within the Territory on an exclusive basis, provided that the franchise outlets which have been established by Party A prior to such appointment shall not be subject to such provisions. Party A shall supply the Product to Party B for it to distribute through its sales network, including without limitation, Xiniya stores (Xiniya hall in department stores) and Xiniya retail outlets. Party B shall operate independently and be responsible for its own profits and losses.
Article 2 Term
The term of this Contract shall be from             to            . Upon expiration of this Contract, Party A shall have the right to review this Contract based on the operation performance of Party B. If either party intends to renew this Contract, it shall inform the other party of its intent to renew this Contract and the related amendments three month prior to the expiration date, and this Contract may be renewed upon mutual agreement of both parties. If no such agreement entered into, this Contract shall terminate automatically.
Article 3 Trademark
The franchise granted hereunder shall not constitute a transfer of the corporate name of Party A to Party B, and Party B shall not register any trademark, name, design or similar name containing “Xiniya” or “Xiniya Store” with the local administrative of industry and commerce and any other competent governmental authority. If Party B wants to use the trademark, design or similar name of “Xiniya” or “Xiniya Store” or the sentence “Party B is the regional franchise distributor of Party A” (collectively, “Xiniya Trademark”) in or on any trade name, promotional material, signage of Xiniya store, advertisement board or a store, it shall apply to Party A for consent and a letter of authorization, and use the Xiniya Trademark in accordance with the VI standard formulated by Party A.

Article 4 Fees
1.	Deposit: Party B shall (i) pay a deposit of RMB__________in a lump sum to serve as the basis of the effectiveness of this Contract and the grant of general franchise distributorship to Party B; and (ii) undertake that it will purchase the Products in an amount of RMB __________during the term of this Contract. The deposit shall be paid to Party A within one week following the execution of this Contract.
2. In case of termination of this Contract for reasons due to Party B, Party A shall be entitled to forfeit all or portion of the deposit, which shall not be used to offset any debts owed by Party B to Party A.
3. Where Party A and Party B negotiate to terminate this Contract, the deposit may be used to offset the debts Party B owes to Party A, or be returned to Party B in a lump sum within one week following the liquidation of debts and claims between the two parties.
4. The deposit shall be recorded under a separate accounting item and shall not be treated as the payment for the Products made by Party B and no interest shall be accrued thereon.
5. Payment for the Products: The parties agree that payments for the Products shall be made prior to the delivery of the Products and the accounts shall be settled on a monthly basis. At the beginning of each month, Party B shall remit the estimated amount of payment for the Products ordered for such month to the account of Party A. If the actual accounts payable for the Products purchased by Party B exceeds the estimated amount, Party A may deliver the Products based on such actual accounts payable, and the balance between the estimated amount of payment and the actual accounts payable shall be paid to Party A by the end of such month.
6. Freight: Party A shall make arrangements for the shipment on behalf of Party B, and all the freight and insurance shall be burdened by Party B.
Article 5 Conditions Precedent to the Effectiveness of the Contract
This Contract will not become effective unless Party B satisfies the following conditions prior to            after the date hereof. If Party B fails to satisfy such conditions, Party A shall have the right to cancel this Contract at any time without any obligations to Party B. The conditions include:
(1)	Party B must set up an image showroom with an area of at least m2 in accordance with Party A’s uniform image;

(2)	Party B must have independent office area, reception room and image room.

(3)	Party B shall set up a large outdoor advertisement board with an area of at least m2 at the local wholesale market;

(4)	Party B must establish a marketing and management team by employing new sales and management personnel or reallocating the posts of the existing employees.
Article 6 Rights of Party A
1.	Party A shall have the right to oversee and inspect the operation and management, image, service quality, and Product display of Xiniya store (hall), and demand Party B to make rectification if any of its operation and management, image, service quality, and Product display of Xiniya store (hall) fails to meet the requirements of Party A.

2.	Party A shall have the right to request Party B to implement Party A’s pricing policy. The wholesale price of the Products supplied by Party B to its direct sub-distributors shall not exceed the limit set by Party A, and the retail price of the Products shall be uniform price across all distributors of Party A.

3.	Party A shall have the right to prohibit Party B from assigning the regional franchise distribution right granted to it hereunder to any third party, and operating beyond the scope of authorization.

4.	Party A shall have the right to punish Party B for any improper operating activities, including without limitation counterfeiting and sale of Products outside of the Territory, and in case of any serious improper operating activities, Party A shall have the right to request Party B to assume any legal liabilities.

5.	Party A may inspect Party B’s operation of the business projects in normal operation.

6.	Party A shall have the right to refuse to accept the Products returned by Party B if Party B fails to follow the procedures required by Party A in processing the returned products, and any losses arising therefrom shall be burdened by Party B.

7.	Party A may cease to cooperate with Party B upon the expiration of this Contract; provided that Party B shall have the right of first refusal to cooperate with Party A under the same terms and condition.
Article 7 Liabilities and Obligations of Party A
1.	Party A shall help Party B establish a perfect franchise operation system, and may not enter into any franchise general distributorship in the Territory with any third party during the term of this Contract.

2.	Party A shall provide the “Xiniya” series marks and VI standard to Party B, and provide standard training to the employees of Party B, which include but not limited to the training in respect of product display, store service management and promotional skill.

3.	Party A shall provide quality and variety series “Xiniya” apparel products to Party B, and shall constantly update the seasonal style in order to satisfy Party B’s demand for sale and protect Party B’s sales market in the Territory.

4.	Party A may support Party B by providing appropriate regional advertisement, depending on Party B’s business development in the Territory.
Article 8 Rights of Party B
1.	Party B shall have the right to use the “Xiniya” trademark authorized by Party A.

2.	Party B shall inform Party A of any act counterfeiting or infringing the “Xiniya” trademark and cooperate with Party A in dealing with such act to protect the image of Xiniya brand.

3.	Party B shall have the right to develop the operation network for Xiniya brand within the Territory, and shall plan and carry out various promotional activities in its business operation.

4.	Party B shall have the right to distribute and advertise the Xiniya Products in the Territory, and obtain reasonable support from Party A.

5.	Party B shall have the right to check the Products on each day it receives the Products.
6. Party B shall have the right to make proposal to Party A in respect of any amendment to the operation management policy of Party A.
Article 9 Liabilities and Obligations of Party B
1. Party B shall deliver a copy of its valid operating certificate, documents and identification card of its legal representative.
2. Party B shall achieve an annual sales volume of RMB             (in terms the amount of payment received by Party A for the Products delivered to Party B).
3. Party B shall set up             Xiniya stores (using the uniform product shelf of Party A) and            Xiniya halls in department stores (using the uniform product shelf of Party A) consistent with the uniform image of Party A, in each prefecture-level city in the Territory prior to           . If, as of the date this Contract becomes effective for half a year, Party B fails to establish Xiniya outlets in all the prefecture-level cities, county-level cities and counties within the Territory, Party A shall have the right to withdraw Party B’s general distributorship in such cities or counties it fails to set up Xiniya outlets, and Party A may or authorize any third parties to develop the market in such cities or counties.
4. Party B agrees that it will not purchase or distribute any Xiniya apparel supplied by any individuals or group other than Party A.
5. Party B shall be obligated to protect Party A’s interests and assist Party A in dealing with any infringement activities.
6. Party B shall be obligated to provide training and education to its distributors in respect of maintaining uniform brand image and standard store operation from time to time.
7. Party B shall have the right to accept complaints from its distributors and help to solve various disputes on a timely basis, and shall promptly refer to Party A in case of any dispute it is unable to solve.
8. Party B shall be obligated to evaluate the site selection and provide education on store opening for new Xiniya outlets.
9. Any change of the business address of Party B shall require prior written consent of Party A.
10. Party B shall remove all the words “Xiniya” from the stores upon the termination of this Contract.
Article 10 Advertisement and Bonus
1. Party A shall be responsible for the advertisement and promotion of Xiniya brand to improve the image of Xiniya brand.

2. Party B shall apply to Party A for any advertising and promotional activities scheduled by Party B, and may not carry out such advertising and promotional activities unless with Party A’s written approval.
Article 11 Decoration
1. Party B shall decorate its stores (halls) in accordance with the plan designed and materials required by Party A, and use the operating facilities, such as the storefront, lintel, cabinets and shelves, designated by Party A. Party A shall charge for such operating facilities based on the actual cost of the same.
2. Party B shall provide to Party A a plan view of the Xiniya store (hall) indicating the accurate size of the same, including without limitation the ceiling, floor, walls and storefront, for Party A to review and approve.
3. Upon the commencement of the decoration work by the decoration company selected by Party B, Party A shall designate a representative to supervise the on-site construction and assembling of the properties.
4. The ceiling, floor and walls of Party B’s stores shall be decorated in accordance with the uniform requirements of Party A at its own costs.
Article 12 Provisions Regarding Punishment for Sale of Products outside of the Territory
1. Party B shall pay RMB 30,000 to 50,000 to Party A for each instance of Products sale outside of the Territory committed by Party B; in case of three consecutive instance of such sale, in addition to the foregoing penalties, Party A may stop Product supply or terminate this Contract, and all losses and consequences arising therefrom shall be burdened by Party B.
2. In the event that Party B sustains any losses due to the sale of products in the Territory by any other franchise general distributor of Party A, Party B shall have the right to purchase all such products and provide the same to Party A, together with the relevant documents and evidence; and Party A shall deduct the amount equals to that paid by Party B for such products from the amount of payment made by such other franchise general distributor, and impose a penalty on such distributor in accordance with relevant provisions.
Article 13 Shipment
1. Party B may make arrangements for the shipment on behalf of Party B and Party B shall provide Party A with a power of attorney for such purpose and relevant contact information, such as a detailed delivery address, name of the consignee and the telephone number.
2. Party B may designate or entrust Party A with the arrangement for a transportation company with good reputation, and Party B shall confirm the relevant issues in writing, including but not limited to the delivery address and contact information. The liability for transportation risks shall be burdened in accordance with the provisions of applicable law.

3. Party B shall conduct relevant procedures for Product inspection and acceptance, and shall inform Party A of such inspection and acceptance in writing with the signature of the authorized representative of the general distributor within the day immediately following its receipt of the Products.
2. With respect to the losses of the Products incurred during the transportation, Party B shall claim losses against the transportation company, and inform Party A within 24 hours by providing relevant documentation. Party A shall assist Party B on such claim after it verifies the losses to be true. If Party B fails to inform Party A within such 24 hours, the losses shall be borne by Party B.
3. Party A shall fax the product delivery list for each batch of Products on the day immediately following the delivery of the Products to the transportation company, and Party B shall track the Products after the receipt of the fax. Party B shall contact the sales department of Party A if the Products fail to arrive on time. If Party B fails to timely track the Products, any loss of the Products shall be borne by Party B.
Article 14 Confidentiality
1. Party A and Party B shall not disclose to any third party the operation report of the other party and any other related materials and information that may adversely affect the interests of the other party, unless otherwise required by applicable law or this Contract.
2. Party b shall not disclose to any third party any secret in respect of asset operation and management, VI standard for franchise stores and any other information that may adversely affect the interests of Party A provided by Party A in accordance with this Contract.
3. Party B shall ensure that its employees shall not disclose the secret or information described in the above item.
4. The confidentiality obligation set forth in Article 14.1, 14.2 and 14.3 shall continue to be effective for three years following the expiration of this Contract.
Article 15 Default Liabilities
During the term of this Contract, neither party may terminate this Contract without consent of the other party. Both parties shall strictly observe the terms and conditions of this Contract. In case of any violation (other than any violation due to a force majeure event), the defaulting party shall compensate the other party an amount of liquidated damages equivalent to the deposit paid by Party B, and the non-defaulting party shall retain the right to request the defaulting party to assume any legal liabilities.
Article 16 Termination by Party A
Party A may terminate this Contract in the event that:
(1) the deposit payable by Party B fails to be paid to Party A’s account at the agreed time or in the required amount;
(2) Party B fails to pay any earnest money for the Products, accounts payable or any other debts within the period set forth in the written notice sent by Party A;

(3) Party B assigns the franchise granted hereunder to any third party without written consent of Party A;
(4) the operational and financial condition of Party B deteriorates and Party B fails to take any substantial measures for reorganization during the period required by Party A;
(5) Party B commits any other acts in violation of this Contract which seriously affects Party A’s interests, or it fails to perform this Contract;
(6) Party B makes or sells any counterfeited products under the brand of Party A during the term of this Contract;
(7) Party B violates laws or regulations and is imposed any sentence due to such violation; and
(8) Party B sells the Products outside the Territory without Party A’s consent and endangers the survival or development of any other Xiniya distributors.
Article 17 In the event of the following event, Party B shall have the right to terminate this Contract:
(1) The assets of Party A is seized, auctioned or subject to special liquidation due to its violation of any laws or regulations;
(2) Party B is unable to operate for reasons directly attributable to Party A;
(3) Party A loses the trademark right, the right to use the trademark or is unable to supply the Products;
(4) Party A damages the reputation of Party B or hinders Party B’s business development;
(5) During the term of this Contract, Party A authorizes the franchise granted to Party B hereunder to any third party without any reason.
Article 18 This Contract shall terminate in the event that:
(1) Party A and Party B decide not to continue the cooperation upon the expiration of this Contract;
(2) either Party A or Party B no longer exists as a legal person;
(3) this Contract cannot be performed due to the affection of any policies or laws of the state;
(4) either party shall be entitled to terminate this Contract due to any violation of this Contract by the other party; and
(5) any event of force majeure event occurs.
Article 19 Settlement of Debts
1. Party A and Party B shall settle their claims and debts in case of the termination of this Contract due to any reason.
2. Party B shall return any and all documentation and articles related to the franchise granted hereunder to Party A within one week following the expiration of this Contract or receiving by Party B of the notice of termination from Party A, and Party B shall stop using any Xiniya trademark and related marks and logos.
3. Upon the termination of this Contract, if Party B may repay the debts owed to Party A proactively, Party A may help Party B to dispose of the remaining inventory.
Article 20 Dispute Resolution
In case of any dispute arising during the performance of this Contract, the parties shall negotiate promptly and if negotiation fails, either party may submit the dispute to the jurisdiction of the court where Party A locates.

Article 21 Special Agreement
1. If Party B, in the name of itself or any of its relatives or friends, has been serving as an agent of or distributing any similar brand of apparel prior to the date of this Contract, it shall cease to serve as the agent or distributor of such similar brand from the date hereof, no matter in its own name or in the name of its relatives or friends; otherwise, Party A shall be entitled to terminate this Contract immediately without any liability to Party B and require for compensation from Party B.
2. In case of any contravention between this Article 21 and any other provisions, this Article 21 shall prevail.
Matters not included herein shall be subject to any supplemental agreement between Party A and Party B. Any supplemental agreement and any appendices hereto shall have the same legal effect as this Contract.
Article 21 Counterparts
This Contract shall be executed in two counterparts, with each of Party A and Party B to hold one.
Franchiser: Fujian Xiniya Garments and Weaving Co., Ltd. (Party A hereuner)
Authorized representative:
Registered address: Xiniya Industrial Mansion, Dabei Ring Road, Shishi City 362700
Tel: 0595-88798100                    Fax: 0595-83005055
Bank: Shishi Branch, Industrial and Commercial Bank of China
A/C: 1408019809009144350
Franchisee:             (Party B hereunder)
Legal Representative:                                        ID Card No.:
Address:
Tel:                                                            Fax:
Guarantor:             (Letter of Guarantee enclosed herewith)

Name of the Guarantor:                                        ID Card No.:
Address:
Tel:                                                            Fax:
Execution date and place: [date] at Fujian Xiniya Garments and Weaving Co., Ltd..